UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Broadway Financial Corporation (“Company”), parent company of Broadway Federal Bank, f.s.b. (“Bank”) announced in a press release dated March 27, 2007 that Mr. Wilbur A. McKesson, Jr., age 53, has joined the Bank as Senior Vice President and Chief Loan Officer effective March 26, 2007. Mr. McKesson served as Vice President for Affordable Housing at Option One Mortgage from December 2002 through February 2007. In addition, Mr. McKesson has over twenty years of lending experience, which includes three years at CitiMortgage and twelve years at Washington Mutual.

Mr. McKesson’s annual base salary will be $150,000 and he will also be eligible for an annual bonus, which is targeted at 20% of his base salary. Mr. McKesson will be eligible to participate in the employee benefit programs (including medical, dental and other insurance programs) generally available to all full-time employees. Currently, there is no employment contract between Mr. McKesson and either Broadway Financial Corporation or Broadway Federal Bank.

The press release announcing Mr. McKesson’s employment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated March 27, 2007, announcing the appointment of Mr. Wilbur A. McKesson, Jr. as Senior Vice President and Chief Loan Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION
(Registrant)

Date: March 29, 2007	By	/s/ Sam Sarpong
Sam Sarpong
Senior Vice President and
Chief Financial Officer